Exhibit 3.3

BRISTOW GROUP INC.
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General
Corporation Law of the State of Delaware
10.000% SERIES A CONVERTIBLE PREFERRED STOCK
(Par Value $0.0001 Per Share)
Bristow Group Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors by the Second Amended and Restated Certificate of Incorporation of the Company (as amended from time to time in accordance with its terms and the DGCL, the “Certificate of Incorporation”), which authorizes the Board of Directors, by resolution, to set forth the designation, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, in one or more series of up to 13,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the DGCL, the Board of Directors duly adopted on October 31, 2019 the following resolution, which resolution remains in full force and effect on the date hereof:
RESOLVED, that pursuant to the authority granted to and vested in it, the Board of Directors hereby creates a new series of Preferred Stock, designated 10.000% Series A Convertible Preferred Stock, and hereby fixes the relative rights, preferences, and limitations of the Series A Preferred Stock as set forth in this certificate of designations (this “Certificate of Designations”):
Section 1.    Designation and Amount; Ranking.
(a)    There shall be created from the 13,000,000 shares of Preferred Stock of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock designated as “10.000% Series A Convertible Preferred Stock”, par value $0.0001 per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be 13,000,000. Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Company shall be cancelled and shall revert to authorized but unissued shares of Series A Preferred Stock.
(b)    The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on parity with all Parity Stock; (iii) junior in all respects to all Senior Stock, (iv) junior in all respects to existing and future Indebtedness of the Company and (v) structurally junior to all existing and future Indebtedness and other liabilities (including trade payables) of the Company’s Subsidiaries and any Capital Stock of the Company’s Subsidiaries not held by the Company, in each case, as provided more fully herein.
Section 2.    Definitions.
As used herein, the following terms shall have the following meanings:
“Act of Bankruptcy” shall mean, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (i) such Person files a voluntary petition in bankruptcy or files any petition or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the Bankruptcy Code or any present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within twenty (20) days, after entry of such order, judgment or decree); (ii) such Person admits in writing its inability to pay its debts as they mature or is generally not paying its debts as they become due; or (iii) such Person makes a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.
“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or deemed to be issued) by the Company after the Issue Date, other than (i) the following shares of Common Stock and (ii) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (a) and (b) below, collectively, “Exempted Securities”):
(a)    shares of Common Stock issued upon conversion of or as a dividend or distribution on the Series A Preferred Stock;
(b)    shares of Common Stock, Options or Convertible Securities issued to employees, officers, directors, managers or consultants of the Company or any of its Subsidiaries pursuant to employee benefits or similar employee or management equity incentive plans or arrangements of the Company or any Subsidiary approved by the Board of Directors; provided, however, that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors, and such issuances shall not exceed the greater of (i) the number of shares of Common Stock reserved for issuance under the Bristow Group Inc. 2019 Incentive Equity Plan and (ii) collectively with any issuances under clauses (f) through (h) below in the aggregate, twenty percent (20.0%) of the then-outstanding shares of Common Stock (treating for this purpose all outstanding shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);
(c)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(d)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution of shares of Common Stock;
(e)    shares of Common Stock, Options or Convertible Securities issued as all or part of the consideration for the acquisition (whether by merger or otherwise) by the Company of stock or assets of any other entity in a transaction approved by the Board of Directors;
(f)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors; provided, however, that such issuance, collectively with the issuances under clauses (b), (g) and (h) in the aggregate, does not exceed twenty percent (20.0%) of the then-outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);
(g)    shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors; provided, however, (x) that the price or exercise or conversion price for such securities, as applicable, shall not be less than fair market value at the time of issuance, as determined in good faith by the Board of Directors, and (y) such issuances, collectively with the issuances under clauses (b), (f) and (h) in the aggregate, does not exceed twenty percent (20.0%) of the then-outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock ) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance); and

(h)    shares of Common Stock, Options or Convertible Securities issued pursuant to any transaction determined by the Board of Directors to be strategic; provided, however, that (x) such issuance is approved by the Board of Directors, (y) such issuance is not for the principal purpose of raising equity capital and (z) such issuance, collectively with the issuances under clauses (b), (f) and (g) in the aggregate, does not exceed twenty percent (20.0%) of the then-outstanding shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock ) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance).
“Affiliate” shall mean, with respect to any Person, any Person who, directly or indirectly, Controls, is Controlled by or is under common Control with that Person; provided, however, that (i) for the avoidance of doubt no Holder shall be deemed an affiliate of any other Holder solely on account of ownership of the Company’s Equity Interests, and no Holder shall be deemed an affiliate of the Company solely on account of being party to the Stockholders Agreement and (ii) for purposes of the Stockholders Agreement, all Holders comprising Solus shall be deemed Affiliates of each other and all Holders comprising SDIC shall be deemed Affiliates of each other. For the avoidance of doubt, “Affiliate” shall also include any investment fund or any managed account, the primary investment advisor to or manager of which is a Holder or an Affiliate thereof.
“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (ii) any consents or approvals of any Governmental Authority; and (iii) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.
“Bankruptcy Code” shall mean Title 11 of the United States Code.
“Base Return Amount” shall mean, at the applicable date of determination, an amount equal to:
(i)     prior to the third (3rd) anniversary of the Issue Date, an amount per share of the Initially Issued Series A Preferred Stock necessary to achieve, with respect to each such share of Initially Issued Series A Preferred Stock, the greater of (a) an IRR of fourteen percent (14.0%) and (b) a 1.5x MOIC;
(ii)     on or after the third (3rd) anniversary of the Issue Date, but prior to the fourth (4th) anniversary of the Issue Date, an amount per share of the Initially Issued Series A Preferred Stock necessary, with respect to each such share of Initially Issued Series A Preferred Stock, to achieve the greater of (a) an IRR of fifteen percent (15.0%) and (b) a 1.7x MOIC;
(iii)     on or after the fourth (4th) anniversary of the Issue Date, but prior to the fifth (5th) anniversary of the Issue Date, an amount per share of Initially Issued Series A Preferred Stock necessary, with respect to each such share of Initially Issued Series A Preferred Stock, to achieve the greater of (a) an IRR of sixteen percent (16.0%) and (b) a 1.9x MOIC; or
(iv)     on or after the fifth (5th) anniversary of the Issue Date, an amount per share of Initially Issued Series A Preferred Stock necessary to achieve, with respect to each such share of Initially Issued Series A Preferred Stock, the greater of (a) an IRR of seventeen percent (17.0%) and (b) a 2.1x MOIC.
The Base Return Amount shall be determined in accordance with the following:
(i)in the case of a Liquidation Event, as of the date of such Liquidation Event;
(ii)in the case a Deemed Liquidation Event pursuant to clause (i) or (ii) of the definition thereof, as of the date of such Deemed Liquidation Event;
(iii)in the case of a Deemed Liquidation Event pursuant to clause (iii), (iv), (v) or (vi) of the definition thereof, as of the date of payment of the Liquidation Preference;
(iv)in the case of the exercise of the Holder Redemption Right pursuant to Section 6, as of the Holder Redemption Date; and

(v)in the case of a Fundamental Transaction pursuant to Section 8, as of the Call Date.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.
“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
“Breach” shall mean, with respect to the Company, any (i) failure to pay a PIK Dividend by the Dividend Payment Date, (ii) failure to pay when due any payment to the Holders in respect of liquidation pursuant to Section 5 or the optional redemption of shares of Series A Preferred Stock pursuant to Section 6, (iii) breach of any other covenant set forth in this Certificate of Designations, (iv) breach of any covenants set forth in the Organizational Documents or (v) Act of Bankruptcy.
“Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” shall mean the Amended and Restated Bylaws of the Company, dated as of October 31, 2019.
“Call Date” shall have the meaning set forth in Section 8.
“Call Right” shall have the meaning set forth in Section 8.
“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a finance lease on a balance sheet of such Person under GAAP.
“Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that, “Capital Stock” shall not include any convertible or exchangeable debt securities which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock.
“Certificate of Designations” shall have the meaning set forth in the recitals.
“Certificate of Incorporation” shall have the meaning set forth in the recitals.
“Certificated Preferred Stock” shall have the meaning set forth in Section 11(b)(i).
“Change of Control” shall be deemed to have occurred at any time after the Issue Date if any of the following occurs:
(i)        the consummation of any transaction (other than any transaction described in clause (ii) below, whether or not the proviso therein applies) the result of which is that a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), has become the direct or indirect Beneficial Owner of more than fifty percent (50.0%) of the voting power of the Company’s Equity Interests;
(ii)     the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); (B) any consolidation, merger or other combination of the Company or binding share exchange pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly-owned Subsidiaries; provided, however, that (x) none of the transactions described in clauses (A) or (B) shall constitute a “Change of Control” if the holders of all classes of the Company’s common equity immediately prior to such transaction continue to own at least, directly or indirectly, more than fifty percent (50.0%) of the surviving corporation or transferee, or the parent thereof, immediately after such event and (y) none of the transactions described in clauses (A), (B) or (C) shall constitute a “Change of Control” if such transaction is effected solely to change the Company’s jurisdiction of formation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity; or
(iii)     the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (ii) above).
“Close of Business” shall mean 5:00 p.m. (New York City time).
“Commission” shall mean the United States Securities and Exchange Commission.
“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company or any other capital stock of the Company into which such Common Stock shall be reclassified or changed.
“Common Stock Dividend Date” shall have the meaning set forth in Section 3(a).
“Common Stock Equivalents” shall mean, without duplication, Common Stock and any options, warrants, securities, Indebtedness or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock whether exercisable, convertible or exchangeable at the time of issuance or upon the passage of time or the occurrence of some future event, including, for greater clarity, restricted stock units, performance stock units or any substantially similar award, whether or not settled in Common Stock or a Common Stock Equivalent, if the value of such award is derived from or measured in part or in full from the market value of the Common Stock or a Common Stock Equivalent.
“Company” shall have the meaning set forth in the recitals.
“Continuing Directors” shall mean (i) individuals who, as of the Issue Date, constituted the Board of Directors or (ii) any new members of the Board of Directors whose election or nomination was approved by at least a majority of the Board of Directors then still in office who were either members of the Board of Directors on the Issue Date or whose election or nomination was previously so approved by the holders of Common Stock and Series A Preferred Stock.
“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract (including proxy) or otherwise. The terms “controlled”, “controlled by” or “under common control with” shall have correlative meanings.
“Conversion Price” shall mean $36.37, subject to adjustment pursuant to Section 9.
“Conversion Return” shall have the meaning set forth in Section 7(a).
“Conversion Right” shall have the meaning set forth in Section 7(a).
“Conversion Time” shall have the meaning set forth in Section 7(b)(i).
“Converted Shares” shall have the meaning set forth in Section 7(a).
“Convertible Securities” shall mean any evidence of Indebtedness, shares or other securities directly or indirectly convertible into or exchange for shares of Common Stock.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.
“Deemed Liquidation Event” shall mean any of the following:
(i)        the lease of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or the sale of all or substantially all of the Company’s (together with its Subsidiaries, taken as a whole) assets (in each case whether in one transaction or a series of related transactions);
(ii)        upon an acquisition of the Company by another Person by means of any transaction or series of related transactions (including any reorganization, merger, merger of equals, business combination, consolidation or share transfer) (x) where the holders of the Company’s Equity Securities immediately preceding such transaction or series of related transactions own, immediately following such transaction or series of related transactions, less than eighty percent (80.0%) of the Company’s Equity Securities or (y) where the gross proceeds are greater than or equal to an amount equal to twenty percent (20.0%) of Enterprise Value;
(iii)    if any Person (including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act and the rules of the Commission thereunder) is or becomes the Beneficial Owner (except that a Person will be deemed to own any of the Company’s Equity Securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty percent (20.0%) or more of the total voting power of all classes of voting stock;
(iv)    the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors;
(v)     the consummation of a Qualified IPO; and
(vi)     an Act of Bankruptcy.
“DGCL” shall have the meaning set forth in the recitals.
“Dividend Payment Date” shall mean October 31 of each year, commencing on October 31, 2020.
“Dividend Rate” shall mean the rate per annum of ten percent (10.0%), as may be adjusted pursuant to Section 3(c).
“Dividend Record Date” shall mean October 20 of each year (in the case of a PIK Dividend payable on a Dividend Payment Date) or the record date for the determination of holders of Common Stock entitled to receive a dividend on the Common Stock (in the case of a PIK Dividend payable on a Common Stock Dividend Date).
“DOT” means the U.S. Department of Transportation and any successor agency thereto.
“Enterprise Value” means equity value plus long and short term debt less cash and cash equivalents of the Company and its Subsidiaries, taken as a whole.
“Equity Interests” shall mean with respect to any Person, all of the units, membership interests or shares of capital stock of (or other ownership or profit interests in) such Person, all of the options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein).
“Equity Securities” shall mean common stock, preferred stock or other equity securities or Equity Interest, including any security, bond, note, Indebtedness, option or other right or instrument exercisable for or exchangeable or convertible into such equity securities or Equity Interest, including, in the case of the Company, Common Stock and Common Stock Equivalents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempted Securities” shall have the meaning set forth in the definition of “Additional Shares of Common Stock.”
“FAA” means the Federal Aviation Administration and any successor agency thereto.
“Final Company Redemption Notice” shall have the meaning set forth in Section 6(d).
“Fundamental Transaction” shall mean, with respect to the Company, any of the following, directly or indirectly, in one transaction or a series of related transactions:
(i)        any merger or consolidation (whether or not the Company is the surviving entity);
(ii)     the consummation of any stock purchase, business combination or tender or exchange offer pursuant to which the stockholders of the Company immediately prior thereto do not Control the Company immediately thereafter, including any Change of Control;
(iii)    any sale, transfer, lease, exchange, encumbrance or other disposition of assets representing all or substantially all of the Company’s (including its Subsidiaries, taken as a whole) assets, (iv) any reorganization, reclassification, recapitalization of the Common Stock, liquidation, dissolution or other similar transaction; or
(iv)        the acquisition by any “person” or “group” (as defined under Section 13(d) of the Exchange Act) of beneficial ownership of more than a fifty percent (50.0%) of the Equity Securities in the Company.
“GAAP” shall mean United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time, applied on a consistent basis for the periods involved.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, including the DOT and the FAA, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.
“Holder” shall each mean a holder of record of a share of Series A Preferred Stock.
“Holder Conversion Notice” shall have the meaning set forth in Section 7(b).
“Holder Redemption Date” shall have the meaning set forth in Section 6(e).
“Holder Redemption Notice” shall have the meaning set forth in Section 6(c).
“Holder Redemption Right” shall have the meaning set forth in Section 6(a).
“Holder Redemption Shares” shall have the meaning set forth in Section 6(c).
“Indebtedness” shall mean, with respect to any Person, without duplication, any liability of such Person:
(i)        for borrowed money;

(ii)        incurred or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business);
(iii)    evidenced by notes, bonds, debentures or other similar instruments;
(iv)    pursuant to conditional sale obligations and title retention agreements (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property);
(v)        constituting Capital Lease Obligations;
(vi)    for the reimbursement of any obligor on any banker’s acceptance, letter of credit or similar credit transaction;
(vii)    for Indebtedness of others guaranteed by such Person to the extent of such guarantee;
(viii)    for Interest Swap Obligations and Currency Agreements; and
(ix)    for Indebtedness of any other Person of the type referred to in clauses (i) through (viii) of this definition which is secured by any lien on any property or asset of such first referred to Person.
“Initial Liquidation Preference” shall mean forty-eight dollars and fifty-one cents ($48.51) per share of Series A Preferred Stock.
“Initially Issued Series A Preferred Stock” means the Series A Preferred Stock issued as of the Issue Date. For the avoidance of doubt Initially Issued Series A Preferred Stock does not include any Series A PIK Shares.
“Interest Swap Obligations” means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.
“IRR” shall mean, as of any measurement date for the determination of the Base Return Amount, the pre-tax internal rate of return with respect to a share of Initially Issued Series A Preferred Stock, as calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program or software is not available at such time, an equivalent function in another software package for calculating IRR reasonably selected or approved by the Board of Directors). For the purpose of this calculation of IRR, (i) the original investment in each share of Initially Issued Series A Preferred Stock shall be deemed to be in the amount of the Initial Liquidation Preference and (ii) there shall be included in the calculation all distributions or other payments made in respect of (w) such share of Initially Issued Series A Preferred Stock and (x) all Series A PIK Shares issued, directly or indirectly, on account of such share of Initially Issued Series A Preferred Stock (including, for the avoidance of doubt, Series A PIK Shares issued in respect of previously issued Series A PIK Shares), irrespective of whether any such Series A PIK Shares are then held by the holder of such share of Initially Issued Series A Preferred Stock. Such distributions or other payments shall include (y) (1) the amount of all distributions or other payments of cash and (2) the fair market value, as determined as of the date of distribution or payment in good faith by the Board of Directors, of all distributions or other payments of property, in each case made through the measurement date and (z) the amount of the distribution or other payment required to be made as a consequence of the event occurring on or as of the measurement date pursuant to Section 5 or Section 6. IRR shall be calculated on the basis of the actual number of days elapsed.
“Issue Date” shall mean the original date of issuance of the Series A Preferred Stock, which shall be the effective date of this Certificate of Designations.
“Junior Stock” shall mean all classes of the Company’s common stock, including the Common Stock, and each other class of capital stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Liquidation Event” shall mean any liquidation, dissolution or winding-up of the affairs of the Company, the termination of the legal existence of the Company or any Act of Bankruptcy or any other similar event or proceeding, whether voluntary or involuntary, with respect to the Company.
“Liquidation Preference” shall have the meaning set forth in Section 5(a).
“Make-Whole Redemption Percentage” shall mean:
(i)        on or after the Issue Date, but prior to the third (3rd) anniversary of the Issue Date, one hundred and two percent (102.0%);
(ii)        on or after the third (3rd) anniversary of the Issue Date, but prior to the fifth (5th) anniversary of the Issue Date, one hundred and one percent (101.0%); and
(iii)    on or after the fifth (5th) anniversary of the Issue Date, one hundred percent (100.0%).
“MOIC” shall mean, as of any measurement date for the determination of the Base Return Amount, with respect to a share of Initially Issued Series A Preferred Stock, the number obtained by dividing (i) the sum of all distributions or other payments made in respect of (w) such share of Initially Issued Series A Preferred Stock and (x) all Series A PIK Shares issued, directly or indirectly, on account of such share of Initially Issued Series A Preferred Stock (including, for the avoidance of doubt, Series A PIK Shares issued in respect of previously issued Series A PIK Shares), irrespective of whether any such Series A PIK Shares are then held by the holder of such share of Initially Issued Series A Preferred Stock; by (ii) the Initial Liquidation Preference. Such distributions or other payments shall include (y) (1) the amount of all distributions or other payments of cash and (2) the fair market value, as determined as of the date of distribution or payment in good faith by the Board of Directors, of all distributions or other payments of property, in each case made through the measurement date and (z) the amount of the distribution or other payment required to be made as a consequence of the event occurring on or as of the measurement date pursuant to Section 5 or Section 6.
“Officer” shall mean the President, Chief Executive Officer, Chief Financial Officer, General Counsel, any Senior Vice President, any Vice President or the Corporate Secretary of the Company.
“Options” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities.
“Organizational Documents” shall mean, collectively, this Certificate of Designations, the Stockholders Agreement, the Certificate of Incorporation and the Bylaws.
“Ownership Notice” shall have the meaning set forth in Section 11(a)(iii).
“Parity Stock” shall mean any class or series of the Company’s Capital Stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Company.
“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Series A Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.
“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
“PIK Dividend” shall have the meaning set forth in Section 3(a).
“PIK Dividend Amount” shall have the meaning set forth in Section 3(a).

“Preferred Stock” shall have the meaning set forth in the recitals.
“Qualified IPO” shall mean the closing of an initial public offering and sale of an amount of the Common Stock (or the Equity Interests of an Affiliate if the Company is reorganized in anticipation of such initial public offering) pursuant to an effective registration statement filed by the Company (or applicable Affiliate) with the Commission, other than a registration statement on Form S-4 or Form S-8 or their equivalent, under the Securities Act, equal to at least twenty-five percent (25%) of the Company’s Fully Diluted Common Shares.
“SDIC” shall mean South Dakota Retirement System, together with South Dakota Investment Council, and each of their Affiliates.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Senior Stock” shall mean each class or series of the Company’s Capital Stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Company.
“Series A Board Observer” shall have the meaning set forth in Section 3(b).
“Series A PIK Share” means any share of Series A Preferred Stock issued as a PIK Dividend.
“Series A Preferred Stock” shall have the meaning set forth in Section 1(a).
“Series A Preferred Stock Purchase Price” shall mean thirty-six dollars and thirty-seven cents ($36.37) per share of Series A Preferred Stock.
“Solus” shall mean, collectively, Solus LLC, Airwolf 1 LLC and Blue Thunder LLC, together with Solus Alternative Asset Management LP, and each of their Affiliates.
“Stockholders Agreement” means that certain Stockholders’ Agreement, dated as of October 31, 2019, by and among the Company and the holders listed on Schedule I thereto, as may be amended from time to time.
“Subsidiary” of any Person shall mean (i) a corporation a majority of whose outstanding shares of capital stock or other Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.
“Trading Day” shall mean a day during which trading in a security generally occurs on The New York Stock Exchange, the NASDAQ Global Market, The NASDAQ Global Select Market or other securities exchange or over-the-counter quotation system, including the NYSE MKT, the NASDAQ Capital Market, any quotation or other listing service provided by the OTC Markets Group or the Financial Industry Regulatory Authority, Inc., any “pink sheet” or other alternative listing service or any successor or substantially equivalent service to any of the foregoing, on which the security is then listed or admitted for trading; provided, that if the security is not listed or traded, “Trading Day” shall mean a Business Day.
“Transfer Agent” shall mean Computershare Trust Company, N.A., acting as the Company’s duly appointed transfer agent, registrar, and dividend disbursing agent for the Series A Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company.

“Transfer Restricted Securities” shall mean each share of Series A Preferred Stock until such shares shall be freely tradable pursuant to Rule 144 of the Securities Act.
“U.S. Aviation Laws” means all Applicable Law promulgated under 49 U.S.C. Subtitle VII by the FAA or DOT or any other Governmental Authority applicable to the Company, including the U.S. Citizen requirements, currently found at 49 U.S.C. Section 40102(a)(15), as interpreted by the DOT in applicable precedent.
“U.S. Citizen” means any Person who is a “citizen of the United States” as that term is defined in 49 U.S.C. Section 40102(a)(15), as in effect on the date in question, or any successor statute or regulation, as interpreted by the DOT in applicable precedent.
“VWAP” shall mean for any security as of any Trading Day, the per share volume-weighted average price for such security as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page for such security (or its equivalent successor if such page is not available) in respect of the period from 9:30:01 a.m. to 4:00:00 p.m., New York City time, on such Trading Day or, if no weighted average price is reported for such security on such page for such hours, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which such security is traded (or, if such security is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.)). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the “VWAP” of such security on such date shall be the fair market value as determined in good faith by the Board of Directors. All such determinations are to be equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series A Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, dividend, distribution or reclassification or similar transaction during the applicable calculation period.
Section 3.    Dividends.
(a)    Dividends shall, with respect to each share of Series A Preferred Stock, accrue on the Series A Preferred Stock Purchase Price, together with any previously declared but unpaid dividends in respect of the Series A Preferred Stock, and accumulate annually (or, if a dividend is paid on Common Stock more frequent than annually, at any time in which such dividend is paid on Common Stock, and such date, if applicable, the “Common Stock Dividend Date”) at the Dividend Rate for each year that such share is outstanding, to and including the Dividend Payment Date with respect to such year. Dividends on the Series A Preferred Stock, including Series A PIK Shares (which shall also receive dividends at the Dividend Rate each year or, if applicable, the Common Stock Dividend Date), shall accumulate on a daily basis (at the Dividend Rate assuming a 365 day year), whether or not declared. Holders shall be entitled to receive prior to any distributions made in respect of any Junior Stock in respect of the same year the amount that would have been payable if such dividend had been paid in cash (the “PIK Dividend Amount”) to be paid by delivering to the Holders a number of Series A PIK Shares equal to the quotient of (x) the applicable PIK Dividend Amount divided by (y) the Series A Preferred Stock Purchase Price (such dividend, a “PIK Dividend”). Such delivery shall be made by recording the issuance of the Series A PIK Shares on the books and records of the Transfer Agent in the names of the holders of record of Series A Preferred Stock on the relevant Dividend Record Date, irrespective of when certificates representing such Series A PIK Shares, if any, are actually issued and delivered to such holders.
(b)    To the extent the Board of Directors so declares, PIK Dividends shall be payable in arrears on each Dividend Payment Date for the year ending on or immediately prior to such Dividend Payment Date, or, if applicable, on each Common Stock Dividend Date, to the Holders as they appear on the Company’s stock register at the Close of Business on the relevant Dividend Record Date. If any Dividend Payment Date falls on a day that is not a Business Day, the payment of PIK Dividends declared under Section 3(a) with respect to such Dividend Payment Date, or, if applicable, on such Common Stock Dividend Date, will be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay. Accrued and unpaid dividends on shares of Series A Preferred Stock for any past dividend periods (including unpaid dividends compounding thereon) may be declared and paid at any time to Holders and, for the avoidance of doubt, all accrued and accumulated dividends on the Series A Preferred Stock are prior in preference to any dividends on the Common Stock and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on the Common Stock or any other Junior Stock (other than dividends payable in shares of Common Stock or repurchases pursuant to binding contractual commitments of Common Stock held by employees, directors or consultants of the Company upon termination of their employment or services).
(c)    In the event of a Breach by the Company, including, but not limited to, the failure by the Company to timely pay to the Holders any PIK Dividend, the Holders shall be entitled to an increase in the Dividend Rate by an increment of two percent (2.0%) per annum (e.g., initially from ten percent (10.0%) to twelve percent (12.0%)) for all periods of time during which a Breach is continuing. If at any time or from time to time a Breach pursuant to clauses (i), (ii) or (iii) of the definition of “Breach” as provided in Section 2 is not cured within three (3) months of its occurrence, then the majority of the Holders shall have the right to designate a natural person (which such natural person may be a Holder or Affiliate thereof) (such individual, a “Series A Board Observer”) to observe all matters submitted to or considered by the Board of Directors until such time as the event giving rise to such Breach is cured.
(d)    The Company shall not issue fractional shares in respect of any dividend payment. If a dividend would result in the issuance of a fractional share of Series A Preferred Stock, each fractional share shall be rounded up to the nearest whole share.
Section 4.    Special Rights.
(a)    In accordance with the Organizational Documents, Holders shall be entitled to vote on an as-converted basis, giving hypothetical effect to the Conversion Return in the hypothetical conversion of Series A Preferred Stock to Common Stock, with the holders of Common Stock on all matters submitted to a vote of the holders of Common Stock, and Holders shall have any additional voting or consent rights from time to time specifically required by the DGCL.
(b)    So long as there are any shares of Series A Preferred Stock outstanding, in addition to any other vote or consent of holders of Common Stock required by the Organizational Documents or the DGCL, the affirmative consent of the Holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, and excluding such shares owned by the Company or any Subsidiary or Affiliate thereof, shall be necessary for effectuating:
(i)    any repeal, amendment, modification or alteration of, or supplement to any Organizational Document, whether by merger, consolidation or otherwise, the effect of which would be to adversely affect the powers, preferences or other rights or privileges of the Series A Preferred Stock or any of its Holders, whether directly or indirectly;
(ii)    any (A) increase by the Company of the number of authorized shares of Series A Preferred Stock or (B) issuance of any additional shares of Series A Preferred Stock after the Issue Date; provided, however, that the foregoing limitation shall not apply to the issuances of shares of Series A Preferred Stock as a dividend pursuant to Section 3;
(iii)    any issuance by the Company or any Subsidiary or Controlled Affiliate of the Company of any preferred Equity Securities or any other securities convertible into preferred Equity Securities in any such Subsidiary or Controlled Affiliate of the Company; provided, however, that the foregoing limitation shall not apply to issuances of such securities to the Company or another wholly-owned Subsidiary of the Company;
(iv)    any issuance, authorization or creation by the Company or any Subsidiary or Controlled Affiliate of the Company of, or any increase by the Company or any Subsidiary or Controlled Affiliate of the Company in the issued or authorized amount of, any class or series of Senior Stock, Parity Stock or other security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock;
(v)    any consummation of a Liquidation Event or a Deemed Liquidation Event or entry by the Company into any Fundamental Transaction which would prevent the Holders from converting or redeeming, in full, each Holder’s shares of the Series A Preferred Stock pursuant to this Certificate of Designations; or
(vi)    any reclassification, alternation or amendment to any Capital Stock of the Company or its Subsidiaries or Affiliates if such reclassification, alternation or amendment would render such Capital

Stock a Senior Stock, Parity Stock or other security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock.
Section 5.    Liquidation Rights.
(a)    Liquidation Preference. Upon any Liquidation Event or Deemed Liquidation Event, each share of Series A Preferred Stock, including Series A PIK Shares that would be issuable in respect of accrued and unpaid dividends, shall be entitled to receive, in preference to any distribution to the holders of the Common Stock or any other Junior Stock, the number of shares of Common Stock that would be economically equivalent to an amount that is (or, (x) if there is sufficient liquidity, as determined by the Board of Directors in good faith, at the election of each Holder or (y) in the case of a Deemed Liquidation Event pursuant to clause (vi) of the definition thereof, an amount in cash per share) (the “Liquidation Preference”) equal to the greater of:
(i)    the Initial Liquidation Preference per share of Series A Preferred Stock (as adjusted for any stock splits, recapitalizations or similar events);
(ii)    an amount that results in the Holders achieving the Base Return Amount; and
(iii)    the amount such Holder would have received had such Holder converted his shares of Series A Preferred Stock into shares of Common Stock immediately prior to (and subject to the consummation of) such Liquidation Event or Deemed Liquidation Event and shared in the proceeds and other consideration of the Liquidation Event or Deemed Liquidation Event as a holder of Common Stock;
provided; however, that in lieu of receiving the Liquidation Preference in cash (if applicable pursuant to this Section 5(a)), each Holder may elect to convert his or her shares of Series A Preferred Stock into shares of Common Stock immediately prior to (and subject to the consummation of) such Liquidation Event or Deemed Liquidation Event and share in the proceeds and other consideration of the Liquidation Event or Deemed Liquidation Event as the holders of Common Stock with such conversion being sufficient to result in each Holder receiving a number of shares of Common Stock that would be economically equivalent to such Holder receiving the Liquidation Preference in cash (with each fractional share being rounded up to the nearest whole share); provided, further, that the Company may elect for the Holders to convert their shares of Series A Preferred Stock into shares of Common Stock immediately prior to (and subject to the consummation of) to the consummation of a transaction contemplated by clauses (i), (ii), or (v) of the definition of “Deemed Liquidation Event” and share in the proceeds and other consideration of such transaction as the holders of Common Stock with such conversion being sufficient to result in each Holder receiving a number of shares of Common Stock that would be economically equivalent to such Holder receiving the Liquidation Preference in cash, which, for purposes of clarification, shall consist of the number of shares of Common Stock that would be economically equivalent to the greater of the amounts in cash per share of Common Stock resulting from the calculations pursuant to each of Section 5(a)(i), Section 5(a)(ii) and Section 5(a)(iii) (with each fractional share being rounded up to the nearest whole share).
(b)    The Liquidation Preference shall be paid no later than:
(i)    in the case of a Liquidation Event, the earliest date that distributions in respect of such Liquidation Event are made to any other class of series of the Company’s Equity Securities or, if no such distributions are made, as promptly as practicable following the occurrence of such Liquidation Event;
(ii)in the case a Deemed Liquidation Event pursuant to clause (i) or (ii) of the definition thereof, the earliest date that distributions in respect of such Deemed Liquidation Event are made to any other class of series of the Company’s Equity Securities;
(iii)in the case of a Deemed Liquidation Event pursuant to clause (iii), (iv) or (v) of the definition thereof, no later than two (2) Business Days after the occurrence of such Deemed Liquidation Event; and
(iv)in the case of a Deemed Liquidation Event pursuant to clause (vi) of the definition thereof, the earliest date on which such payment is permitted under the Bankruptcy Code.
(c)    For purposes of determining the economic equivalence of the Common Stock for purposes of this Section 5, Section 6 or Section 8 the value of a share of Common Stock shall:
(i)     in the case of a transaction contemplated by clauses (i) or (ii) of the definition of “Deemed Liquidation Event,” or a transaction contemplated by clauses (i), (ii) or (iii) of the definition of “Fundamental Transaction,” be equal to the payment per share of Common Stock receivable by the holders of Common Stock in such transaction, which, if such payment consists, in whole or in part, of non-cash consideration, the value of such non-cash consideration shall (x) in the case of common stock or other marketable securities, be equal to the greater of (1) ninety percent (90.0%) multiplied by the average of the VWAPs of such security, if applicable, for the thirty (30) Trading Days immediately preceding the Liquidation Event or Deemed Liquidation Event and (2) the price per share of such Common Stock or other marketable security implied by the aggregate consideration in the definitive documents relating to such Liquidation Event or Deemed Liquidation Event and (y) in all other cases, be determined in good faith by the Board of Directors;
(ii)     in the case of a transaction contemplated by clause (v) of the definition of “Deemed Liquidation Event,” be the price per share of Common Stock in the Qualified IPO;
(iii)     in the case of an occurrence contemplated by clauses (iii) or (iv) of the definition of “Deemed Liquidation Event,” or by clause (iv) of the definition of “Fundamental Transaction,” or in the case of a redemption contemplated by Section 6, be the average of the VWAPs of the Common Stock for the thirty (30) Trading Days immediately preceding the Deemed Liquidation Event or Fundamental Transaction, as the case may be; and
(iv)     in all other cases, be determined in good faith by the Board of Directors.
(d)    If upon any Liquidation Event or Deemed Liquidation Event, the remaining assets of the Company are insufficient to pay the Liquidation Preference to which Holders are entitled pursuant to Section 5(a), the Holders shall share ratably (together, as applicable, with any Parity Stock) in any distribution of the remaining assets and funds of the Company in proportion to the respective Liquidation Preference which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such Liquidation Event or Deemed Liquidation Event if all amounts payable on or with respect to such shares were paid in full, and the Company shall not make any payments to the holders of Common Stock or any Junior Stock.
(e)After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Series A Preferred Stock.
Section 6.Holder Optional Redemption.
(a)    Subject to Applicable Laws, including U.S. Aviation Laws, from and after the fifth (5th) anniversary of the Issue Date, each Holder shall have the right (such right, including the proviso to this Section 6(a), the “Holder Redemption Right”) to require the Company to redeem all or a portion of such Holder’s shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to the Liquidation Preference (which, for the avoidance of doubt, can be elected in cash at the Holder’s sole discretion); provided, that Holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, shall have the right to require the Company to redeem all of the outstanding shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to the Liquidation Preference (which, for the avoidance of doubt, can be elected in cash at the Holder’s sole discretion).
(b)    Notwithstanding Section 6(a), prior to the fifth (5th) anniversary of the Issue Date, each Holder shall also have the right to exercise the Holder Redemption Right upon the occurrence of any of the following:
(i)    a Breach but only during the continuation thereof; or
(ii)    on or immediately prior to the consummation of any Liquidation Event or Deemed Liquidation Event; provided, that, notwithstanding the provisions of Section 6(a), the Holder Redemption Right pursuant to this Section 6(b)(ii) shall be payable in shares of Common Stock that would be economically equivalent to an amount that is equal to the Liquidation Preference (or, (x) if there is sufficient liquidity, as determined by the Board of Directors in good faith, at the election of each Holder or (y) in the case of a Deemed Liquidation Event pursuant to clause (vi) of the definition thereof, an amount in cash, as elected at the Holder’s sole discretion, equal to the Liquidation Preference).
(c)    The Holders executing the Holder Redemption Right from time to time pursuant to Section 6(a) or Section 6(b), with respect to all or any portion of the Series A Preferred Stock (including Holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, requiring the Company to redeem all of the outstanding shares of Series A Preferred Stock), by delivering to the Company a notice of redemption (the “Holder Redemption Notice”). Such Holder Redemption Notice shall be in writing and include the number of shares of Series A Preferred Stock to be redeemed from the Holders (the “Holder Redemption Shares”).
(d)    Within five (5) Business Days of a receipt of a Holder Redemption Notice, the Company shall deliver a notice (the “Final Company Redemption Notice”) that states (i) the Holder Redemption Date, (ii) the number of shares of Series A Preferred Stock to be redeemed (as set forth in the Holder Redemption Notice), (iii) the Liquidation Preference per share at which the Holder Redemption Shares are to be redeemed, and (iv) the place where any shares of Series A Preferred Stock in certificated form are to be surrendered for payment.
(e)    The Company shall deposit with the Paying Agent the Liquidation Preference sufficient to redeem each of the shares of Series A Preferred Stock as to which the Company has delivered a Final Company Redemption Notice in accordance with Section 6(c) no later than the open of business on the tenth (10th) Business Day following the delivery of the Final Company Redemption Notice (such date, the “Holder Redemption Date”), and the Company shall, at the time of such deposit, give the Paying Agent irrevocable instructions and authority to deliver the applicable Liquidation Preference to the Holders for each of their shares of Series A Preferred Stock to be redeemed as set forth in the Final Company Redemption Notice.
If a Final Company Redemption Notice shall have been given, then from and after the Holder Redemption Date, unless the Company defaults in providing to the Holders payment for their Holder Redemption Shares as stated in the Final Company Redemption Notice, (i) all dividends on such shares of Series A Preferred Stock to be redeemed shall cease to accrue, (ii) shares of Series A Preferred Stock to be redeemed shall be deemed no longer outstanding and (iii) all other rights with respect to the shares of Series A Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the redemption payment for their Holder Redemption Shares.
The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to make the redemption payment for the Holder Redemption Shares), and the holders of any shares of Series A Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Series A Preferred Stock, that remain unclaimed or unpaid after two (2) years after the Holder Redemption Date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption shall have recourse only to the Company.
Notwithstanding any Final Company Redemption Notice, there shall be no redemption of any shares of Series A Preferred Stock called for redemption until funds sufficient to make the redemption payment for all Holder Redemption Shares have been deposited by the Company with the Paying Agent.
(f)    For the avoidance of doubt, except as provided in Section 8, the Company shall not have any right to require mandatory redemption of any outstanding shares of Series A Preferred Stock.
Section 7.    Holder Optional Conversion.
(a)    Right to Convert.
(i)        At any time and from time to time following the Issue Date, each Holder shall have the right to convert all or any portion of such Holder’s shares of Series A Preferred Stock, at such Holder’s sole discretion, into a whole number of fully-paid and non-assessable shares of Common Stock (with each fractional share being rounded up to the nearest whole share) (such right, the “Conversion Right”) equal to (A) the Initial Liquidation Preference (as adjusted for stock splits, recapitalizations and similar events with respect to the Series A Preferred Stock) divided by (B) the Conversion Price (such amount, the “Conversion Return”) and then multiplied by (C) the number of shares of Series A Preferred Stock being converted (including any accrued and unpaid PIK Dividends thereon) (the “Converted Shares”).
(ii)    In addition to the rights set forth in Section 7(a), at any time and from time to time following the Issue Date, the Holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, shall have the right to (i) convert all of the shares of Series A Preferred Stock (including any accrued and unpaid PIK Dividends thereon) into a number of shares of Common Stock equal to (x) the Conversion Return multiplied by (y) the Converted Shares or (ii) convert all of the shares of Series A Preferred Stock into substantially equivalent securities of one or more of the Company’s domestic Subsidiaries.
(iii)    In the event the Company delivers a Final Company Redemption Notice to a Holder with respect to any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights with respect to the shares designated for redemption shall terminate at the Close of Business on the last full day preceding the Holder Redemption Date, unless the Liquidation Preference for the Holder Redemption Share is not fully paid on such Holder Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.

In the event of a Liquidation Event or a Deemed Liquidation Event, the Conversion Rights shall terminate at the Close of Business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the Holders in respect thereof.
(b)    Mechanics of Conversion.
(i)        In order for a Holder to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for any shares of Certificated Preferred Stock, if applicable, at the office of the Transfer Agent for the Series A Preferred Stock (or at the principal office of the Company in the event the shares of Series A Preferred Stock are uncertificated pursuant to Section 11(a)), together with written notice (such notice, a “Holder Conversion Notice”) of the number of the shares of the Series A Preferred Stock that such Holder elects to convert. Such notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the certificate or certificates, if applicable, for shares of Common Stock to be issued (or, in the event the shares of Common Stock are to be uncertificated pursuant to Section 11(a), the name of the Holder or the name or names of such Holder’s nominees to be recorded upon the transfer books of the Company). If required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder of record or his, her or its attorney duly authorized in writing.
(ii)    The Close of Business on the date of receipt by the Transfer Agent (or by the Company if the Company serves as its own Transfer Agent) of such certificates (or lost certificate affidavit and agreement), if applicable, and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the applicable shares of Series A Preferred Stock shall be deemed to be outstanding of record as of such date. The Company shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock; provided, however, that, if the shares of Common Stock shall be uncertificated at such time, the Company shall record ownership of the shares of Common Stock issuable upon conversion upon the transfer books of the Company.
(iii)    The Company shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock in accordance with this Section 7, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its outside counsel, be necessary in order that the Company may validly and legally issue fully-paid and non-assessable shares of Common Stock at such adjusted Conversion Price.
(iv)    All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.
(v)    Upon any such conversion pursuant to this Section 7, no adjustment to the Conversion Price shall be made for any accrued and unpaid or declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion thereof.

(vi)    The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 7. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.
(vii)    Notwithstanding anything herein to the contrary, if a Holder Conversion Notice is delivered to the Company following the submission (confidential or otherwise) of a registration statement to the Commission in connection with an initial public offering, the conversion may, at the option of the Company, be conditioned upon the closing of such initial public offering, in which event the Person or Persons entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until following the closing of such initial public offering.
Section 8.    Fundamental Transaction Make-Whole. In the event the Company undergoes a Fundamental Transaction, then the Company shall have the right (such right, the “Call Right”) to convert all (but not less than all) of the then-outstanding shares of Series A Preferred Stock at such time (including any accrued and unpaid PIK Dividends thereon) (the date of such conversion, the “Call Date”) into shares of Common Stock immediately prior to (and subject to the consummation of) such Fundamental Transaction so that the Holders share in the proceeds and other consideration of the Fundamental Transaction as holders of Common Stock, with such conversion being sufficient to result in each Holder receiving a number of shares of Common Stock that would be economically equivalent to such Holder receiving, as determined in good faith by the Board of Directors, (i) the Liquidation Preference, which, for purposes of clarification, shall consist of the number of shares of Common Stock that would be economically equivalent to the greater of the amounts in cash per share of Common Stock resulting from the calculations pursuant to each of Section 5(a)(i), Section 5(a)(ii) or Section 5(a)(iii) (substituting “Fundamental Transaction” for “Liquidation Event or Deemed Liquidation Event” appearing therein) multiplied by the applicable Make-Whole Redemption Percentage plus (ii) if positive, the present value (computed using a discount rate based on United States Treasury securities with a maturity closest to the date that is the fifth (5th) anniversary of the Issue Date, plus 0.5%) as of the Call Date of the expected amount of all remaining dividends that would accrue had the Company not exercised the Call Right between (inclusive of such dates) the Call Date and fifth (5th) anniversary of the Issue Date multiplied by the applicable Make-Whole Redemption Percentage.
Section 9.    Additional Holder Rights.
(a)    Adjustment of Series A Preferred Stock Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Issue Date issue Additional Shares of Common Stock without consideration or for a consideration per share less than the initial purchase price of $36.37 per share of Common Stock (which shall be the initial “Conversion Price”), then the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:
CP2 = CP1 * ((A + B) ÷ (A + C))
For purposes of the foregoing formula, the following definitions shall apply:
(i)    “CP2” shall mean the Conversion Price in effect immediately after such issuance of Additional Shares of Common Stock
(ii)    “CP1” shall mean the Conversion Price in effect immediately prior to such issuance of Additional Shares of Common Stock;
(iii)    “A” shall mean the number of shares of Common Stock issued and outstanding immediately prior to such issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock pursuant to Section 7);
(iv)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issuance by CP1); and

(v)    “C” shall mean the number of Additional Shares of Common Stock issued in such transaction.
(b)Tender Offers or Exchange Offers. In the event the Company shall at any time after the Issue Date make a payment in respect of a tender or exchange offer for Common Stock (other than an odd-lot tender offer) for consideration per share of Common Stock exceeding the average of the VWAPs of the Common Stock for the thirty (30) Trading Days immediately preceding such tender or exchange offer, then the Conversion Price shall be increased based on the following formula:

CP2 = CP1 *	AC + (SP2 × OS2)
OS1 × SP2

For purposes of the foregoing formula, the following definitions shall apply:
(i)        “CP2” shall mean the Conversion Price in effect immediately after the Close of Business on the last Trading Day of the thirty (30) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires
(ii)     “CP1” shall mean the Conversion Price in effect immediately prior to the Close of Business on the last Trading Day of the thirty (30) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires
(iii)        “AC” shall mean the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer
(iv)        “OS1” shall mean the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender or exchange offer)
(v)        “OS2” shall mean the number of shares of Common Stock outstanding immediately after to the date such tender or exchange offer expires (prior to giving effect to such tender or exchange offer)
(vi)         “SP2” shall mean the average of the VWAPs of the Common Stock for the thirty (30) Trading Days immediately preceding such tender or exchange offer
(c)    Determination of Consideration. For purposes of this Section 9, the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:
(i)    Cash and Property. Such consideration shall:
(A)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;
(B)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and
(C)in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received for the Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Company.
(ii)    Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 9(h), relating to Options and Convertible Securities, shall be determined by dividing:
(A)    the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
(d)    Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding shares of Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable upon conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Company shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section 9(d) shall become effective at the Close of Business on the date the subdivision or combination becomes effective.
(e)    Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in Additional Shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the Close of Business on such record date, by multiplying the Conversion Price then in effect by a fraction:
(i)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the Close of Business on such record date; and
(ii)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the Close of Business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the Close of Business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 9(e) as of the time of actual payment of such dividends or distributions and (b) that no such adjustment shall be made if the Holders simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.
(f)    Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Equity Securities of the Company (other than (x) a distribution of shares of Common Stock in respect of outstanding shares of Common Stock or (y) prior to conversion of the Series A Preferred Stock, as distribution of rights as contemplated by this Section 9(f) until such time as the rights separate from the Common Stock and become exercisable, at which time the provisions of this Section 9(f) shall apply to the distribution of such rights) or in other property and the provisions of Section 3 do not apply to such dividend or distribution, then and in each such event the Holders shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.
(g)    Adjustments for Merger or Reorganization, Etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a Deemed Liquidation Event or a transaction covered by Section 9(a), Section 9(c) or Section 9(e)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 9 with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Section 9 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.
(h)    Deemed Issuance of Additional Shares of Common Stock. If the Company at any time or from time to time after the Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (unless the Common Stock issuable pursuant to such Options or Convertible Securities are themselves Exempted Securities) issued as of the time of such issue or, in case such a record date shall have been fixed, as of the Close of Business on such record date.
(i)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 9(a), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issuance of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 9(h)(i) shall have the effect of increasing the Conversion Price to an amount which exceeds the lesser of (y) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security and (z) the Conversion Price resulting from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) that occurred between the original adjustment date and such readjustment date.
(ii)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 9(a) (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Issue Date), are revised after the Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 9(g)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(iii)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or any portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 9(a), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or such portion thereof, if applicable) never been issued.
(iv)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 9(h)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Section 9(h)(i) and Section 9(h)(i)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 9(g) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
(i)    Notice of Record Date. In the event:
(i)    The Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;
(ii)    of any capital reorganization of the Company or any reclassification of the Common Stock; or
(iii)    of any Liquidation Event or any Deemed Liquidation Event,
then, and in each such case, the Company will send or cause to be sent to the Holders a notice specifying, as the case may be, (y) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (z) the effective date on which such Liquidation Event or Deemed Liquidation Event is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Liquidation Event or Deemed Liquidation Event, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least twenty (20) days prior to the record date or effective date for the event specified in such notice; provided, however, that the failure to send any such notice will not affect the validity or enforceability of any action specified in clauses (i), (ii) or (iii) above.
(j)    Shareholder Rights’ Plan. In the event a shareholder rights plan, or similar agreement, is placed into effect with respect to the Company, the Holders of shares of Series A Preferred Stock will receive upon conversion of their shares pursuant to Section 7, in addition to shares of Common Stock, the same or substantially similar rights as those provided under any such shareholder rights plan.
Section 10.    Transfers Generally. Subject to applicable law, including U.S. Aviation Law, the Holders may freely sell, transfer or assign or otherwise dispose of, in whole or in part, shares of Series A Preferred Stock to any U.S. Citizen; provided that such sale or transfer is in accordance with the provisions of the Organizational Documents.
Section 11.    Uncertificated Shares; Certificated Shares.
(a)    Uncertificated Shares.
(i)        Form. Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Series A Preferred Stock shall be in uncertificated, book entry form as permitted by the Organizational Documents and the DGCL. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii)    Transfer. Transfers of shares of Series A Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.
(iii)    Ownership Notice. For the purposes of complying with Section 202 of the DGCL, the Company shall cause a notice (an “Ownership Notice”) in the form of Exhibit B to be delivered to each holder of shares of Series A Preferred Stock issued in uncertificated, book-entry form.
(b)    Certificated Shares.
(i)        Form and Dating. When Series A Preferred Stock is in certificated form (“Certificated Series A Preferred Stock”), the Series A Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A. The Series A Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Series A Preferred Stock certificate shall be dated the date of its authentication.
(ii)    Execution and Authentication. Two Officers shall sign each Series A Preferred Stock certificate for the Company by manual or facsimile signature.
(D)If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.
(E)A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designations.
(F)The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issuance of the Series A Preferred Stock is to be authenticated.
(G)The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.
(iii)    Transfer and Exchange. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:
(H) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(I)is being transferred or exchanged pursuant to Sections 11(b)(iii)(B)(1) or (2) below, and is accompanied by the following additional information and documents, as applicable:
(1)if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or
(2)if such Certificated Series A Preferred Stock is being transferred to the Company or to a “accredited investor” within the meaning of Rule 501 under the Securities

Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 11(b)(iv).
(iv)    Legends.
(J)Each certificate evidencing Certificated Series A Preferred Stock shall bear the legends with respect to restrictions on transfer substantially in the form set forth in Exhibit A.
(K)Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer (other than the DOT and FAA’s U.S. citizenship requirements) of such Transfer Restricted Security.
(v)    Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.
(vi)    Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Company. The Company may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Company has purchased or otherwise acquired.
(c)    Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.
(i)        To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock, if applicable.
(ii)    All shares of Series A Preferred Stock, whether or not Certificated Series A Preferred Stock, issued upon any registration of transfer or exchange of such shares of Series A Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange.
(iii)    Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.
(iv)    No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock on the transfer books of the Company or the Transfer Agent or upon surrender of any Series A Preferred Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock if the Person receiving shares in connection with such transfer or exchange is not the holder thereof.
(d)    No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 12.    Other Provisions.

(a)    Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.
(b)    Shares of Series A Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) upon such reacquisition be automatically cancelled by the Company and shall revert to authorized but unissued shares of preferred stock.
(c)    The shares of Series A Preferred Stock shall be issuable only in whole shares.
(d)    All notice periods referred to herein shall commence: (i) on the date of delivery if delivered personally or by electronic mail, upon confirmation of receipt, (ii) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service, postage prepaid or (iii) on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.
(e)    Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.
(f)    Notwithstanding anything to the contrary provided herein, in the event of a failure by the Company to fulfill its obligations with respect to the payment of dividends or the redemption of the Series A Preferred Stock as set forth in this Certificate of Designations for any reason, (i) the Liquidation Preference with respect to each share of Series A Preferred Stock shall increase with respect to any such unpaid dividends, (ii) to the extent provided for in this Certificate of Designations, each Holder shall have all rights under this Certificate of Designations, including in accordance with Section 3, Section 4, Section 5, Section 6, Section 7 and Section 9, together with any other rights which such Holder is entitled to under any contract or agreement at any time and any other rights that such Holder may have pursuant to applicable law and (iii) each Holder’s rights with respect to any unfulfilled redemption of the Series A Preferred Stock exists upon the exercise of such Holder’s redemption rights pursuant to this Certificate of Designations and shall continue to exist until the Series A Preferred Stock is redeemed in accordance with this Certificate of Designations, and no failure by the Company to perform its obligations under this Certificate of Designations for any such reason shall relieve the Company of liability for such obligations.
(g)    Any notice from the Company may be provided to the Holders by notice to the Transfer Agent and shall be deemed given upon delivery of such notice to the Transfer Agent to the extent the agreement between the Company and the Transfer Agent provides for delivery by the Transfer Agent of such notice to the Holders. Notice may also be given directly to any Holder by any manner allowed under the Bylaws and applicable law.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 31st day of October, 2019.
BRISTOW GROUP INC.
By: /s/ L. Don Miller____________________
Name:    L. Don Miller
Title:    President and Chief Executive Officer

EXHIBIT A
FORM OF CERTIFICATED SERIES A PREFERRED STOCK CERTIFICATE
FACE OF SECURITY
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN CERTIFICATE OF DESIGNATIONS OF 10.000% SERIES A CONVERTIBLE PREFERRED STOCK, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER AND WILL BE PROVIDED, WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY.

Exhibit A-1

Certificate Number [ ]                                    Number of Shares of
Series A Preferred Stock [ ]

10.000% Series A Convertible Preferred Stock
of
Bristow Group Inc.
BRISTOW GROUP INC., a Delaware corporation (the “Company”) hereby certifies that [ ] (the “Holder”) is the registered owner of [ ] fully paid and non-assessable shares of preferred stock, par value $0.0001 per share, of the Company, designated as the 10.000% Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferrable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are as specified in, and the shares of the Series A Preferred Stock are issued and shall in all respects be subject to the provisions of, the Certificate of Designations dated October 31, 2019, as the same may be amended from time to time (the “Certificate of Designations”).
Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to the Certificate of Designations, which shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid for any purpose.
IN WITNESS WHEREOF, the Company has executed this certificate this [ ] day of [ ], 20[ ]
BRISTOW GROUP INC.

By:    ___________________________________
Name: ___________________________________
Title:    ___________________________________

By:    ___________________________________
Name:    ___________________________________
Title:    ___________________________________

Exhibit A-2

Exhibit A-3

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
These are shares of Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:

[•]

By:
Authorized Signatory

Exhibit A-4

REVERSE OF SECURITY
The Company will furnish without charge and upon written request to each Holder the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Requests may be made to:
Bristow Group Inc.
2103 City West Blvd., 4th Floor
Houston, Texas 77042
Attention:    General Counsel

Exhibit A-5

ASSIGNMENT
To assign this Series A Preferred Stock certificate, fill in the form below:
FOR VALUE RECEIVED, the undersigned hereby assigns and transfer the shares of Series A Preferred Stock evidenced hereby to:
(Insert assignee’s legal name)
(Insert assignee’s social security or tax identification number)
(Insert assignee’s name, address and zip code)
and irrevocably appoints:
as agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Dated:

Your Signature:
(Sign exactly as your name appears on the face of this certificate)

Signature Guarantee:1    _______________________

______________________________

1.
Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-6

EXHIBIT B
OWNERSHIP NOTICE
THE SECURITIES LISTED ON SCHEDULE A TO THIS OWNERSHIP NOTICE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES LISTED ON SCHEDULE A TO THIS OWNERSHIP NOTICE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN CERTIFICATE OF DESIGNATIONS OF 10.000% SERIES A CONVERTIBLE PREFERRED STOCK, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER AND WILL BE PROVIDED, WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit B-1

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.
In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Certificate of Incorporation. Any such request should be made to:
Bristow Group Inc.
2103 City West Blvd., 4th Floor
Houston, Texas 77042
Attention: General Counsel
Dated: ____________
[•], as Transfer Agent,
By: ______________________________
Authorized Signatory

Exhibit B-2

Exhibit C

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:	Series A Preferred Stock (the “Preferred Stock”) of Bristow Group Inc. (the “Company”)
This Certificate relates to shares of Preferred Stock held by (the “Transferor”) in:

☐	book entry form; or

☐	definitive form.

☐	The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Preferred Stock.
In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	such Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Preferred Stock is being transferred to the Company;

☐	such Preferred Stock is being transferred to an “accredited investor” within the meaning of Rule 501 under the Securities Act; or

☐
such Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:
______________________________________________________________________________
*/    Please check applicable box.

Exhibit C-1